================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               ZERO CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [LOGO OF ZERO CORPORATION]

                                ZERO CORPORATION

                          NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS

                                      AND

                                PROXY STATEMENT

                                 JULY 23, 1997

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                      OF
                               ZERO CORPORATION

  The 1997 Annual Meeting of Stockholders of ZERO Corporation will be held on Wednesday, July 23, 1997, at 2:00 p.m., local time, at The Regal Biltmore Hotel, Gold Room, 506 South Grand Avenue, Los Angeles, California, for the following purposes:

    1. To elect directors for a three-year term to expire at the Fiscal Year 2000 Annual Meeting of Stockholders.

    2. To approve an amendment to the 1994 Stock Option Plan increasing the number of shares available for options by 500,000.

    3. To consider and act on a stockholder's proposal set forth in the proxy statement, if such proposal is properly brought before the meeting.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  Stockholders of record at the close of business on June 6, 1997, are entitled to notice of and to vote at the meeting. A list of such stockholders will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of ten days prior to the date of the meeting during ordinary business hours at the executive offices of the Company, 444 South Flower Street, Suite 2100, Los Angeles, California 90071.

  All stockholders are cordially invited to attend the meeting in person. Whether or not you attend, to assure your representation, please vote, sign, date and return your proxy card in the accompanying envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

                                          By Order of the Board of Directors

                                          Howard W. Hill, Chairman of the
                                          Board
                                          Anita J. Cutchall, Corporate
                                          Secretary

Los Angeles, California
June 27, 1997

                               ZERO CORPORATION
                      444 SOUTH FLOWER STREET, SUITE 2100
                      LOS ANGELES, CALIFORNIA 90071-2922

                               ----------------

                                PROXY STATEMENT

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ZERO Corporation, a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on July 23, 1997, or at any adjournment or postponement thereof, pursuant to the Notice of Annual Meeting of Stockholders.

  The persons named on the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions thereon. If no instructions are given, shares represented by valid proxies will be voted FOR each of the nominees for director named herein, FOR the amendment to the 1994 Stock Option Plan, and AGAINST the stockholder proposal. As to any other business which may properly come before the Annual Meeting, the named proxies will vote in accordance with their best judgment. The Company does not currently know of any other such business. A stockholder giving a proxy may revoke it at any time before it is exercised (i) by giving to the Corporate Secretary of the Company a written notice of revocation or an executed proxy bearing a later date, or (ii) by appearing at the Annual Meeting and voting in person.

  This Proxy Statement and the form of proxy will be sent to stockholders commencing approximately June 27, 1997.

RECORD DATE AND VOTING

  The close of business on June 6, 1997, was fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on June 6, 1997, the Company had outstanding 12,257,434 shares of Common Stock, par value $.01 ("Common Stock").

  A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. Subject to cumulative voting rights in the election of directors, holders of shares of Common Stock are entitled to one vote per share on each matter submitted to or acted upon by the stockholders at the Annual Meeting. In the election of directors, votes may be cast in favor or withheld. In tabulating the votes, broker nonvotes and votes that are withheld will be excluded entirely from the vote and will have no effect. Under cumulative voting, each stockholder is entitled to as many votes as is equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, and all such votes may be cast for one nominee or distributed among two or more nominees, in cases where there is more than one nominee.

  The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote thereat will be required to approve the amendment to the 1994 Stock Option Plan set forth on page 13, as well as to adopt the stockholder's proposal set forth on page 17 if properly presented at the Meeting. In determining whether the proposal to approve an amendment to the 1994 Stock Option Plan and the stockholder's proposal have received the requisite number of affirmative votes, abstentions will have the same effect as votes against the respective proposals, and broker nonvotes will have no effect on the outcome.

SOLICITATION

  The cost of solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, at no additional compensation. The Company has also engaged Morrow & Co. to assist in the solicitation of proxies. This firm will be paid a fee of $5,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

                  VOTING SECURITIES AND CERTAIN STOCKHOLDERS

  The following table shows the total number of shares of Common Stock beneficially owned by directors, the nominees and the named executive officers, and all directors and executive officers as a group, at the close of business on May 31, 1997. The table also shows the name, address, number and percentage of shares held as of May 31, 1997 by each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock.

                                                             AMOUNT AND
                                                             NATURE OF   PERCENT
   TITLE                                                     BENEFICIAL    OF
 OF CLASS               NAME OF BENEFICIAL OWNER            OWNERSHIP(1)  CLASS
 --------               ------------------------            ------------ -------
 Common Stock Gary M. Cusumano(2)........................        5,000       (6)
              Bruce J. DeBever(2)........................        6,000       (6)
              John B. Gilbert(2).........................       20,133       (6)
              Wilford D. Godbold, Jr.(2)(3)..............      175,708     1.43%
              Bernard B. Heiler(2)(3)....................       47,363       (6)
              Howard W. Hill(2)(3).......................       46,387       (6)
              Whitney A. McFarlin(2).....................        9,875       (6)
              George A. Daniels(3).......................       46,183       (6)
              James F. Hermanson(3)......................       46,921       (6)
              Michael D. LeRoy(3)........................       13,667       (6)
              Directors and executive officers as a group
               (12 persons)..............................      457,308     3.73%
              FMR Corp.(4)...............................    1,195,900     9.76%
              Societe Generale Asset Management Corp.(5).    1,242,500    10.14%

--------
(1) Includes shares issuable upon exercise of employee stock options that are exercisable prior to May 31, 1997. Such option shares total 4,500 shares for Mr. Cusumano, 5,000 shares for Mr. DeBever, 5,000 shares for Mr. Gilbert, 71,667 shares for Mr. Godbold, 40,000 shares for Mr. Heiler, 6,000 shares for Mr. Hill, 6,000 shares for Mr. McFarlin, 25,570 shares for Mr. Daniels, 29,499 shares for Mr. Hermanson, 13,667 shares for Mr. LeRoy, and 236,409 for all directors and executive officers as a group.

(2) Director.

(3) Executive officer.

(4) Information based solely on Amendment No. 1 to the joint statement on
    Schedule 13G filed February 14, 1997, by FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Contrafund ("Fidelity Contrafund"). Fidelity is a wholly-owned subsidiary of FMR, and beneficially owns 862,300 shares of Common Stock as a result of acting as an investment adviser to various investment companies (the "Funds"). Mr. Johnson, FMR (through its control of Fidelity), and the Funds each has sole power to dispose of the 862,300 shares. Neither FMR nor

    Mr. Johnson, Chairman of FMR, has the sole power to vote or direct the voting of the 862,300 shares. The power to vote these 862,300 shares resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, another wholly-owned subsidiary of FMR and a bank ("FMTC"), is the beneficial owner of 333,600 shares of the Common Stock as a result of its serving as investment manager of institutional accounts. Mr. Johnson and FMR (through its control of FMTC) each has sole voting and dispositive power over the 333,600 shares. Mr. Johnson and Ms. Johnson, a Director of FMR, are the predominant owners of the voting stock of FMR. The principal business office of FMR, Mr. Johnson, Ms. Johnson and the Funds is 82 Devonshire Street, Boston, Massachusetts 02109.

(5) Information based solely on Amendment No. 1 to Schedule 13G filed February 14, 1997, by Societe Generale Asset Management Corp., a registered investment adviser, which reports that it has shared voting and dispositive power as to such shares with its investment advisory clients, including SoGen International Fund, Inc., which owns 9.49% of the Common Stock reported. The principal business office of Societe Generale Asset Management Corp. is 1221 Avenue of the Americas, New York, New York 10020.

(6) Less than 1%.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes of ownership of the Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports are required to be furnished to the Company. Based solely on its review of the reports furnished to the Company, and written representations that no other reports were required, during fiscal 1997 all directors and executive officers complied with Section 16(a) requirements, except that George A. Daniels and James F. Hermanson filed late reports for deliveries by each of already-owned shares to exercise employee stock options. These option exercises were subsequently reported.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  There are currently seven members of the Board of Directors of the Company. The Certificate of Incorporation of the Company provides for a classified Board of Directors. Class III consists of three members: John B. Gilbert, Wilford D. Godbold, Jr. and Howard W. Hill. The Board of Directors has nominated Messrs. Gilbert, Godbold and Hill in Class III for election to hold office for three years until the fiscal year 2000 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified.

  In connection with Proposal 1, proxies, unless instructed otherwise, will be voted for the election of Messrs. Gilbert, Godbold and Hill in Class III. If any nominee shall become unavailable or refuse to serve as a director (an event that is not anticipated), the named proxies will vote for a substitute nominee at their discretion.

  The following information is furnished with respect to the nominees and each of the directors whose terms will continue after the Annual Meeting.

NOMINEES FOR DIRECTOR:

                                                               TERM TO DIRECTOR
 CLASS III                 AGE POSITION/PRINCIPAL OCCUPATION   EXPIRE   SINCE
 ---------                 --- -----------------------------   ------- --------
 John B. Gilbert..........  76 Director, Chairman Emeritus;     1997     1952
                               Chairman and President, TOLD
                               Corporation (land
                               development).
 Wilford D. Godbold, Jr. .  59 Director, President and Chief    1997     1982
                               Executive Officer.
                               Mr. Godbold also serves as a
                               director of Pacific
                               Enterprises, Santa Fe Pacific
                               Pipelines, Inc., and The
                               Southern California Gas
                               Company.

 Howard W. Hill...........  70 Director, Chairman of the        1997     1960
 CONTINUING DIRECTORS:         Board.
 CLASS I
 -------
 Bruce J. DeBever.........  61 Director; President, Hydrel      1998     1992
                               (architectural lighting).
 Bernard B. Heiler........  51 Director, Vice President--       1998     1988
                               Marketing and Sales.
 Whitney A. McFarlin......  56 Director; Chairman, President    1998     1988
                               and Chief Executive Officer,
                               Angeion Corporation (medical
                               device company).
 CLASS II
 --------
 Gary M. Cusumano.........  53 Director; President, The         1999     1994
                               Newhall Land and Farming
                               Company (real estate and
                               agriculture). Mr. Cusumano
                               also serves as a director of
                               Watkins Johnson Company.

  Each of the directors listed above has held the same position or another executive position with the same employer during the past five years except for Messrs. DeBever, Heiler and McFarlin. Mr. DeBever has held his current position with Hydrel since January 1997, prior to which he was President of Little Tikes Commercial Play Systems (Omni), Inc. (commercial play equipment), since August 1995. Mr. Heiler has held his current position with the Company since October 1992, prior to which he was Vice President of GTE West (telephone public utility) from 1984 through 1992, and President of GTEL (telecommunications integrator and a subsidiary of GTE West) from January 1986 through October 1992. Mr. McFarlin has held his current position at Angeion since September 1993, prior to which he was President and Chief Executive Officer of Clarus Medical Systems (formerly Medilase, Inc., medical delivery systems) since July 1990.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON PAGE 4.

MEETINGS OF THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND DIRECTORS'
FEES

  The Board of Directors met five times during the fiscal year ended March 31, 1997 and all members attended each meeting. The Board at its organizational meeting appoints an Audit Committee, a Compensation Committee, a Nominating Committee, an Executive Committee, and a Stock Option Committee.

  Messrs. Cusumano, DeBever and McFarlin serve on the Audit Committee, the functions of which include serving as liaison between the Board and the independent public accountants of the Company, reviewing and discussing the accountants' annual internal control recommendations with both the accountants and management, and making such other inquiries and recommendations as they deem necessary. The Audit Committee met twice during fiscal year ended March 31, 1997 and all members attended each meeting.

  Messrs. DeBever, Gilbert, Hill and McFarlin currently serve on the Compensation Committee, the functions of which include reviewing and recommending to the full Board the remuneration to be paid to the President and Chief Executive Officer, and reviewing with the President his plans with respect to the remuneration of other executive officers and certain key employees of the Company. This committee also reviews and prepares recommendations to the full Board with respect to proposed changes in the Company's major fringe benefit plans, such as the 1994 Stock Option Plan, the ZERO Corporation Retirement Savings Plan (the "Pension Plan") and life insurance plans. The Compensation Committee met once during fiscal year ended March 31, 1997 and all members attended. The Compensation Committee's report on executive compensation is set forth on page 6.

  Messrs. Gilbert, Godbold and Hill serve on the Nominating Committee, the functions of which include reviewing and recommending to the full Board potential candidates for positions on the Board. The committee will consider nominees recommended by stockholders if such nominations are submitted in writing, accompanied by a description of the proposed nominee's qualifications, an indication of the consent of the proposed nominee, and relevant biographical information. Recommendations should be addressed to the Nominating Committee in care of the Corporate Secretary of the Company for receipt not less than thirty nor more than sixty days prior to the annual meeting. If less than forty days notice or prior public disclosure of the meeting date is given to stockholders, then recommendations must be received not later than the close of business on the tenth day following the notice or public disclosure of the meeting date. The Nominating Committee met once during fiscal year ended March 31, 1997 and all members attended.

  Messrs. Gilbert, Godbold and Hill serve on the Executive Committee, the functions of which include acting for the Board of Directors when the action of the full Board is not required. This committee held no meetings during fiscal year ended March 31, 1997, however, the committee took action by written consent.

  Messrs. Cusumano, DeBever and McFarlin serve on the Stock Option Committee, the functions of which include making all determinations necessary for the administration of the 1994 Stock Option Plan. This committee met once during fiscal year ended March 31, 1997 and all members attended.

  Nonemployee directors receive a fee of $3,000 per quarter plus $1,000 for each Board of Directors meeting attended. No additional fees are paid for attendance at committee meetings. Under the 1994 Stock Option Plan (approved by stockholders of the Company), at the organizational meeting of the Board of Directors immediately following each annual meeting of stockholders, each nonemployee director is automatically granted a non-qualified option to purchase 2,000 shares of Common Stock. Options are granted at prices not less than the fair market value of the Common Stock on the date of grant.

                     REPORT OF THE COMPENSATION COMMITTEE

  The following Report of the Compensation Committee and the Performance Graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "Commission") or subject to Regulations 14A or 14C of the Commission or the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"). Such Report and Performance Graphs shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement in any other document.

GENERAL

  The Company's compensation policies applicable to its executive officers consist of three major components: base salary, annual bonus and stock options. As previously stated, the executive compensation policies of the Compensation Committee (the "Committee") are designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals which reward above-average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining highly-qualified and experienced executives.

  The compensation policies of the Company were re-examined during 1994 when the Committee retained the services of Hewitt Associates, an international benefits and compensation consulting firm ("Hewitt"). In developing its recommendations to the Committee, Hewitt examined, among other things, the competitive position of the Company on each component of compensation in comparison to the compensation practices of other companies of similar size and in similar industries. Hewitt also reviewed the compensation plans in which each of the officers named in the "Summary Compensation Table" participate. As previously provided, changes resulting from the study are described below.

  The base salaries of the executive officers have been established at levels considered appropriate in light of the responsibilities and duties of each position. Salaries are reviewed annually and adjusted as warranted by the performance of each individual, increases in the cost of living and other factors. The President and Chief Executive Officer reviews with the Committee his plans with respect to the base salaries of the executive officers and other key employees of the Company. He also reviews with the Committee major fringe benefit plans, including the 1994 Stock Option Plan, the Pension Plan, and life insurance plans.

  The Committee establishes a base salary for the President and Chief Executive Officer, which is subject to approval of the full Board of Directors. The Committee does not operate with a precise formula, but takes into account various qualitative and quantitative factors. The Company's strategic goals and its success in meeting strategic goals, its cash flow, its earnings, the general cost of living, and the economy in which the Company operates are quantitative factors considered. The Committee, however, also recognizes achievements that may be difficult to quantify. In reviewing the President's salary for fiscal year 1997, as done in previous years, the Committee considered his individual accomplishments, including his efforts in setting strategic direction and vision, obtaining viable acquisition candidates, effective cost controls, working capital management and maintaining a high quality workforce. For fiscal year 1998, in accordance with the compensation philosophy, the Committee increased the salary of the President and Chief Executive Officer from $350,000 to $365,000, an increase of 4.3%.

  The Company's management bonus plan was also revised in 1994 based on the Hewitt study mentioned above. Under the bonus plan, in addition to base compensation, the Committee has the authority to assign a target bonus to the President and Chief Executive Officer. Additionally, the President and Chief Executive Officer will review with the Committee the target bonuses to be assigned to officers and other key executives of the Company. The bonus plan is designed to award bonuses based upon three factors: actual net income versus plan net income for the fiscal year, the increase in value to the Company's stockholders in the form of dividends and stock price appreciation over the year, and the percentage increase in tangible stockholders' equity during the fiscal year, subject to adjustment. Bonuses awarded to the President and Chief Executive Officer, and to the named executive officers of the Company, are shown in the "Summary Compensation Table" on page 8.

  The Committee strongly endorses the philosophy of linking long-term executive total compensation to Company performance and aligning the interests of management with those of the stockholders, and believes the result is an enhancement of stockholder value. Thus, the Committee recommends to the Stock Option Committee awards of options covering shares of Common Stock of the Company (as well as stock appreciation rights) for certain options not deemed to be "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986.

  Information with respect to the award of stock options to the President and Chief Executive Officer, and to the named executive officers of the Company, as well as the description of the 1994 Stock Option Plan, is shown on page 9 in the table entitled "Option/SAR Grants in Last Fiscal Year".

  In determining the number of shares subject to options granted to the President and Chief Executive Officer, officers and other key employees of the Company, the Committee, along with the Stock Option Committee, evaluates their respective overall compensation packages. The Committee has also established general target guidelines for awards of stock options and stock appreciation rights for other levels of management based upon salary range, individual performance and potential to improve stockholder value, as recommended by the President and Chief Executive Officer.

                                          Compensation Committee of the
                                          Board of Directors setting
                                           compensation
                                          for fiscal year 1997
                                          John B. Gilbert, Chairman
                                          Bruce J. DeBever
                                          Howard W. Hill
                                          Whitney A. McFarlin

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee setting compensation for fiscal year 1997 consisted of Messrs. John B. Gilbert, Bruce J. DeBever, Howard W. Hill and Whitney A. McFarlin. Mr. Gilbert is Chairman Emeritus of the Board of Directors and Chairman of the Compensation Committee, and was formerly President and Chief Executive Officer of the Company, and Chairman of the Board. Mr. Hill is Chairman of the Board of Directors, and was formerly President and Chief Executive Officer of the Company, and Vice Chairman of the Board.

                            EXECUTIVE COMPENSATION

COMPENSATION TABLES

  The following table shows the compensation paid by the Company to its Chief Executive Officer and the other named executive officers during the fiscal years indicated.

                          SUMMARY COMPENSATION TABLE

                                                     LONG-TERM
                               ANNUAL COMPENSATION  COMPENSATION
                              --------------------- ------------
                                                       STOCK
   NAME AND PRINCIPAL                                  OPTIONS       ALL OTHER
        POSITION         YEAR SALARY($) BONUS($)(1)  (IN SHARES) COMPENSATION($)(2)
   ------------------    ---- --------- ----------- ------------ ------------------
Wilford D. Godbold,      1997 $365,000   $337,561      18,500         $128,808
 Jr. ...................
 President, Chief        1996 $350,000   $367,696      22,000         $104,573
  Executive
 Officer and Director    1995 $325,000   $289,413      26,000         $ 52,834
George A. Daniels....... 1997 $205,500   $152,041       9,100         $ 46,721
 Vice President and      1996 $197,500   $165,988      11,000         $ 38,103
 Chief Financial Officer 1995 $180,500   $128,588      12,500         $ 17,545
Bernard B. Heiler....... 1997 $205,500   $152,041       9,100         $ 36,165
 Vice President--        1996 $197,500   $165,988      11,000         $ 30,381
  Marketing
 and Sales               1995 $185,500   $132,150      12,500         $ 13,585
James F. Hermanson...... 1997 $205,500   $152,041       9,100         $ 56,327
 Vice President          1996 $197,500   $165,988      11,000         $ 47,119
                         1995 $185,500   $132,150      12,500         $ 34,849
Michael D. LeRoy(3)..... 1997 $205,500   $152,041       9,100         $ 30,416
 Vice President--        1996 $197,500   $165,988      11,000         $  1,317
 Corporate Development

--------
(1) Includes bonus payments earned and accrued in the fiscal year listed but paid during the following fiscal year.

(2) Consists of Company contributions to the Pension Plan (a profit sharing plan), interest accruals on deferred compensation above 120% of the applicable federal rate, the dollar value of insurance premiums paid with respect to life insurance plans, and restoration plans. Such contributions, interest accruals, insurance premiums and restoration amounts for 1997 were:


                                    CONTRIBUTIONS
                                     TO PENSION   INTEREST INSURANCE RESTORATION
                                        PLAN      ACCRUALS PREMIUMS    AMOUNTS
                                    ------------- -------- --------- -----------
      Mr. Godbold..................    $12,590    $53,733   $12,095    $50,390
      Mr. Daniels..................    $12,566    $11,291   $ 4,747    $18,117
      Mr. Heiler...................    $12,566    $ 4,003   $ 1,479    $18,117
      Mr. Hermanson................    $12,566    $14,768   $10,428    $18,565
      Mr. LeRoy....................    $13,405    $   210         0    $16,801

(3) Mr. LeRoy became an employee of the Company during fiscal year 1995.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                        PERCENT OF
                           NUMBER OF      TOTAL
                           SECURITIES  OPTIONS/SARS EXERCISE             GRANT
                           UNDERLYING   GRANTED TO  OR BASE               DATE
                          OPTIONS/SARS EMPLOYEES IN  PRICE   EXPIRATION PRESENT
NAME                       GRANTED(1)  FISCAL YEAR   ($/SH)     DATE    VALUE(2)
----                      ------------ ------------ -------- ---------- --------
Wilford D. Godbold, Jr..     18,500        9.0%     $19.375  10/22/2003 $135,975
George A. Daniels.......      9,100        4.2%     $19.375  10/22/2003 $ 66,885
Bernard B. Heiler.......      9,100        4.2%     $19.375  10/22/2003 $ 66,885
James F. Hermanson......      9,100        4.2%     $19.375  10/22/2003 $ 66,885
Michael D. LeRoy........      9,100        4.2%     $19.375  10/22/2003 $ 66,885

--------
(1) The option price of each option granted under the 1994 Stock Option Plan is not less than the fair market value of the Common Stock on the date of grant. Options are generally granted for terms of seven years and generally exercisable in annual installments of one-third of the total grant commencing one year from the date of grant, on a cumulative basis. Options are subject to earlier termination in certain events related to death, retirement or other termination of employment. Options granted generally are intended to meet the definition of an "incentive stock option" as that term is defined in Section 422A of the Internal Revenue Code of 1986 or are non-qualified options. Such options may be granted with provisions that they may be exercised for a period of up to ten years from the date of grant, may provide for stock appreciation rights and may give the option holder the right to deliver shares of the Company's Common Stock already owned as consideration for the option price. All of the above options were granted on October 23, 1996.

(2) The Present Value is based on the modified Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions under the Black-Scholes model are: expected volatility of 22.5%; risk-free rate of return of 6.3%; dividend yield of .6%; and time of exercise at seven years. No adjustments have been made for non-transferability or risk of forfeiture.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                          NUMBER OF SECURITIES            VALUE OF
                                                         UNDERLYING UNEXERCISED   UNEXERCISED IN-THE-MONEY
                                                             OPTIONS/SARS AT       OPTIONS/SARS AT FISCAL
                              SHARES                       FISCAL YEAR END(#)          YEAR END($)(2)
                             ACQUIRED        VALUE      ------------------------- -------------------------
NAME                      ON EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                      -------------- -------------- ------------------------- -------------------------
Wilford D. Godbold, Jr..      12,530        $129,247          71,667/41,832           $422,584/$100,411
George A. Daniels.......      11,124        $122,294          25,570/20,601           $135,455/$ 49,236
Bernard B. Heiler.......       1,000        $  6,555          40,000/20,600           $164,687/$ 49,236
James F. Hermanson......       7,738        $ 78,865          29,499/20,601           $242,313/$ 49,230
Michael D. LeRoy........           0        $      0          13,667/21,433           $ 72,376/$ 54,749

--------
(1) Represents the difference between the market value on the date of exercise of the option and the exercise price, except in the case of 1,195 of the 11,124 shares acquired by Mr. Daniels, where the Value Realized for such shares is the market price on the date of exercise for the actual number of shares he received (1,195) upon a pyramid exercise of an original option for 1,738 shares.

(2) Represents the difference between $18.75, which was the closing market price of the Company's Common Stock on The New York Stock Exchange Composite Index on March 31, 1997, minus the exercise price of the option.

                        COMMON STOCK PERFORMANCE GRAPHS

  Set forth below are line graphs comparing the yearly percentage changes, assuming quarterly reinvestment of dividends, of the Common Stock of the Company against the cumulative total return of the S&P SmallCap 600 and the S&P Manufacturing Industries Index for the five year period commencing March 31, 1992, and for the two year period commencing May 31, 1995. The Company was chosen for inclusion in the S&P SmallCap 600 in October 1994, an index designed to track the stock performance of 600 companies with capitalization ranges of $27 million to $886 million. The stock price performance depicted is not necessarily indicative of future price performance.

  The information shall not be deemed "filed" with the Securities and Exchange Commission and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933 or the Exchange Act in the absence of specific reference to such captions and information.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG ZERO CORPORATION, S&P MANUFACTURING AND S&P SMALLCAP 600

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           ZERO           S&P            S&P
(Fiscal Year Covered)        CORPORATION    MANUFACTURING  SMALLCAP 600
---------------------        -----------    -------------  ------------
Measurement Pt-  3/92        $100           $100           $100
FYE   3/93                   $121           $108           $117
FYE   3/94                   $114           $126           $128
FYE   3/95                   $123           $147           $134
FYE   3/96                   $150           $208           $176
FYE   3/97                   $168           $262           $191

    * $100 INVESTED ON 03/31/92 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDED MARCH 31.


           COMPARISON OF TWENTY-FOUR MONTH CUMULATIVE TOTAL RETURN* AMONG ZERO CORPORATION, S&P MANUFACTURING AND S&P SMALLCAP 600

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           ZERO           S&P           S&P
(Fiscal Year Covered)        CORPORATION    SMALLCAP 600  MANUFACTURING
---------------------        -----------    ------------  -------------
Measurement Pt-  5/95        $100           $100          $100
FYE   5/96                   $157           $138          $134
FYE   5/97                   $171           $155          $187


    * $100 INVESTED ON 05/31/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.

                                  PROPOSAL 2

                    AMENDMENT TO THE 1994 STOCK OPTION PLAN
             INCREASING THE NUMBER OF SHARES AVAILABLE FOR OPTIONS

  At March 31, 1997, only 56,768 shares of the Company's Common Stock remained available for options under the Company's 1994 Stock Option Plan. Accordingly, in order to continue to encourage stock ownership by selected officers and employees of the Company, and by directors who are not also employees of the Company ("Nonemployee Directors"), on April 25, 1997, the Board of Directors approved an amendment to Section 5 of the 1994 Stock Option Plan to increase the maximum number of shares of Common Stock that may be subject to options granted thereunder from 750,000 to 1,250,000 shares. The Board of Directors believes that the 1994 Stock Option Plan, as amended, will continue to enable the Company to attract and retain employees with training, experience and ability. The Board also believes the 1994 Stock Option Plan furnishes incentives to the Company's officers, key employees and Nonemployee Directors, upon whose judgment, initiative and efforts the successful conduct and development of the Company's business largely depends.

  The following paragraphs provide a summary of the 1994 Stock Option Plan approved by the stockholders of the Company at the 1994 Annual Meeting.

  The 1994 Stock Option Plan provides for the grant of "incentive stock options" ("ISOs") as defined under Section 422A of the Internal Revenue Code of 1986 (the "Code"), and for options that do not qualify as ISOs ("Non-Qualified Options"), as determined in each individual case by the Stock Option Committee of the Board of Directors (the "Committee"). The 1994 Stock Option Plan also provides for the grant of stock appreciation rights ("SARs") in connection with options granted under the 1994 Stock Option Plan.

  Key full-time employees, including officers of the Company, are eligible to receive grants of options and associated SARs under the 1994 Stock Option Plan. As of the date of this Proxy Statement, there are 75 such key employees. At the organizational meeting of the Board of Directors held immediately after each annual meeting, Nonemployee Directors are automatically granted a Non-Qualified Option to purchase 2,000 shares of Common Stock under the 1994 Stock Option Plan. Nonemployee Directors are not eligible to receive any other options or SARs under the 1994 Stock Option Plan. Of the seven current directors, three--Messrs. Cusumano, DeBever and McFarlin--are Nonemployee Directors.

  The 1994 Stock Option Plan is administered by the Committee, which consists of directors who are not full-time employees of the Company. The Committee has the authority to select the employees to whom options and any associated SARS may be granted, to determine the terms of each such option and any associated SARs, to interpret the provisions of the 1994 Stock Option Plan and to make all other determinations that it may deem necessary or advisable for the administration of the 1994 Stock Option Plan. The Board of Directors has the right, as discussed below, to terminate or amend the plan, and to make certain adjustments in the number and type of shares covered by the plan in the event of certain transactions involving the Company. In addition, all determinations and decisions regarding the administration of the section of the 1994 Stock Option Plan regarding Nonemployee Director options are exercised by the entire Board of Directors.

  The option prices at which Common Stock may be purchased on exercise of options granted under the 1994 Stock Option Plan are not less than the per share fair market value of the Common Stock on the date the option is granted. ISOs granted under the 1994 Stock Option Plan have a maximum term of ten years. Options granted under the 1994 Stock Option Plan to any person owning more than 10% of the total combined voting power of all classes of stock of the Company that are intended to be ISOs are subject to the further restrictions that such option must have (i) an option price of not less than 110% of the fair market value per share on the date of grant and (ii) a term of not more than seven years. The actual term of each option is determined by the Board of Directors or by the Committee at the time of grant. Options and any associated SARs granted under the 1994 Stock Option Plan are not transferable, except by will or the laws of descent and distribution. No employee may be granted options in any one calendar year exercisable for more than 50,000 shares of Common Stock.

  The full option price for all shares purchased on exercise of options granted under the 1994 Stock Option Plan is required to be paid at the time of exercise in cash or, if so provided in an option agreement, in whole or in part with shares of the issued and outstanding stock of the Company (valued at their fair market value on the business day preceding the date of exercise). Generally, options granted to employees under the 1994 Stock Option Plan remain outstanding and are exercisable only so long as the person to whom they were granted remains employed by the Company, subject to certain exceptions in the case of retirement, total and permanent disability or death of a participant holding unexercised options on the date of such event and to certain provisions, discussed below, relating to changes in control of the Company.

  ISOs granted under the 1994 Stock Option Plan are subject to a restriction which provides that the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which ISOs are exercisable for the first time by an employee during any calendar year (under all option plans of the Company) may not exceed the maximum amount permitted by Section 422A of the Code, which amount is currently $100,000.

  Options granted to Nonemployee Directors cannot be exercised during the twelve months immediately following their grant. During the second year after the grant of these options, one-third may be exercised, during the third year two-thirds may be exercised, and all options may be exercised after the end of the third year from the date of grant. These options are not exercisable more than eight years from the date of grant. Options granted to Nonemployee Directors terminate ninety days after the Director ceases to be a director of the Company, except that where the Nonemployee Director ceases to be a director because of death or disability within one year from the date of grant, the options are 100% exercisable and terminate if not exercised within twelve months. If a Nonemployee Director does not stand for re-election because of policies relating to age, the options held by the Nonemployee Director are fully exercisable.

  SARs granted under the 1994 Stock Option Plan permit the holders of such rights, on exercise of their rights, to receive payment of the difference between the option price of each share of stock subject to the SAR and the fair market value of such shares as of the date of exercise. The Committee may, at the time an SAR is granted, impose such conditions on the exercise of the SAR as may be required to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). In addition, the exercise of an SAR is in the sole discretion of the Committee and the Committee may at any time not allow exercise of the SAR. SARs granted under the 1994 Stock Option Plan must be granted in connection with related options. Such an SAR will be exercisable only at such time or times, and only to the extent, that the related option is exercisable, and the exercise of the SAR is treated as the exercise of the option which is surrendered in connection with the exercise of the SAR. Upon exercise of SARs, payment may be made by the Company in cash, in shares of Common Stock valued at their fair market value on the date of exercise, or partly in cash and partly in shares of such stock.

  The following is a general discussion of certain federal income tax consequences of incentive options and Non-Qualified Options granted under the 1994 Stock Option Plan. No discussion of tax law other than federal income tax law is discussed, and there are federal income tax consequences not discussed herein that may apply to optionees. Optionees should consult their own tax advisors in order to determine the precise tax consequences to them of options granted under the 1994 Stock Option Plan.

  ISOs granted under the 1994 Stock Option Plan have certain advantageous tax consequences under federal income tax laws. There is generally no tax liability recognized by the option holder for federal income tax purposes at time of grant or exercise of an ISO. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the option holder's income for purposes of alternative minimum tax. No federal income tax deduction is available to the Company as a result of a grant or exercise. Any gain or loss recognized by an option holder on the disposition of shares acquired pursuant to the exercise of an ISO is treated as long-term capital gain or loss, provided that such disposition does not occur within (i) one year after the date of exercise of the option, and (ii) two years after the date the option was granted. If the shares are sold before these holding period requirements are satisfied, the holder will recognize ordinary income at the time of the sale in an amount generally equal to the lesser of the gain realized upon the disposition or the difference between the fair market value of the stock on the day of exercise and the exercise price. Any remaining gain will be treated as long-term or short-term capital gain, depending on how long the shares are held. In the case of a disposition prior to the satisfaction of the holding periods described above, the Company is entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the option holder.

  The grant of a Non-Qualified Option does not result in taxable income to the recipient of the option for federal income tax purposes nor is the Company entitled to an income tax deduction at the time of grant. Upon exercise of a Non-Qualified Option, the option holder will generally recognize ordinary income for federal income tax purposes equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The Company will be entitled to a federal income tax deduction at the time of exercise in the amount of the ordinary income recognized by the option holder. In general, any further gain realized by the option holder on the subsequent disposition of such shares will be long-term or short-term capital gain, depending on how long the shares are held.

  Upon the exercise of an SAR, the holder will recognize ordinary income for federal income tax purposes in the amount of the cash, plus fair market value of any shares of stock received, and the Company will be entitled to a corresponding deduction.

  If the Company is required to withhold any tax imposed as a result of exercise of an option, the optionee must pay that amount in cash to the Company concurrently with the exercise of the option. However, if the Committee so authorized, the optionee exercising a Non-Qualified Option may elect to pay some or all of such withholding tax with either shares covered by the Non-Qualified Option being exercised or other shares of the Company owned by the optionee.

  The 1994 Stock Option Plan expires on April 22, 2014, unless earlier terminated by the Board of Directors. The Board of Directors has authority to alter, amend, suspend or terminate the 1994 Stock Option Plan in such manner as it deems advisable, except that the Board of Directors is not permitted, without stockholder approval, to: (i) change the provisions relating to the administration of or eligibility to participate in the 1994 Stock Option Plan,
(ii) reduce the minimum exercise price of options or SARS granted under the 1994 Stock Option Plan, (iii) increase the number of shares subject to the 1994 Stock Option Plan; (iv) extend the duration of the 1994 Stock Option Plan; or (v) alter any of the terms governing the participation of Nonemployee Directors in the 1994 Stock Option Plan. The alteration, amendment, suspension or termination of the 1994 Stock Option Plan shall not, without the consent of the option holder, deprive an option holder of any option or associated SARs granted under the 1994 Stock Option Plan, or of any of his/her rights under such option or SAR. The 1994 Stock

Option Plan provides for appropriate adjustment in the number and type of shares covered by options and SARs granted under the 1994 Stock Option Plan in the event of a reorganization, merger, consolidation, recapitalization, or certain other transactions involving the Company that have the effect of changing the number or type of shares previously subject to the 1994 Stock Option Plan. Moreover, in the event a recipient of an award under the 1994 Stock Option Plan ceases to be an employee within one year after (i) the directors of the Company who were nominated by the Board of Directors cease to constitute a majority of the directors of the Company; (ii) the consummation of a reorganization, merger or consolidation of the Company in which the Company does not survive and the terms of which provide that the award shall continue in effect thereafter, or (iii) the date of the first public announcement that any person or entity shall have become the beneficial owner of more than 25% of the voting power of the Company, all outstanding options and SARs will become exercisable in full, without regard to any otherwise applicable restrictions on exercise. In the case of Nonemployee Director options, if within one year of the occurrence of any of the events described in clauses (i) through (iii) of the preceding sentence, the option holder ceases to be a Nonemployee Director as a result of the option holder not being nominated for re-election or being removed from the Board of Directors without cause, the option holder's Nonemployee Director option will become exercisable in full, without regard to any otherwise applicable restrictions on exercise. These provisions may tend to discourage such a transaction, even if the transaction would be beneficial to stockholders of the Company.

  Under applicable tax regulations, acceleration of an option or SAR as a result of a change in the ownership or control of the Company (including certain of the terminating events described above) may result in the loss of a deduction to which the Company may otherwise be entitled as a result of the exercise of the option or right, and the imposition of a 20% excise tax on the holder. The applicability of these provisions depends upon the particular facts and circumstances of each holder, including his or her level of compensation and the value of all payments resulting from the change in control.

  The foregoing summary of the 1994 Stock Option Plan is not intended to be a complete statement of all of its provisions and is qualified in its entirety by reference to the 1994 Stock Option Plan itself. Copies of the 1994 Stock Option Plan are available upon written request to the Corporate Secretary of the Company.

  The amendment to Section 5 of the 1994 Stock Option Plan increasing the number of shares that may be subject to options granted thereunder from 750,000 to 1,250,000 is subject to approval of the holders of a majority of the Company's Common Stock present or represented at the Annual Meeting. Unless indicated to the contrary, the enclosed proxy card will be voted FOR approval of the amendment to the 1994 Stock Option Plan.

  PLEASE NOTE THAT YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR OPTIONS.

                                  PROPOSAL 3

                             STOCKHOLDER PROPOSAL

  The Company has been advised by a holder of shares of Common Stock of the Company of his intention to introduce at the Annual Meeting the proposal and supporting statement set forth below. The Board of Directors disclaims any responsibility for the content of the proposal and for the statement made in support thereof, which are presented as received from the stockholder. The name and address of the proponent will be furnished to any person, orally or in writing, as requested, promptly upon receipt of any oral or written request for the information.

STOCKHOLDER PROPOSAL REGARDING DECLASSIFYING THE BOARD OF DIRECTORS

  The owner of 200 shares of Common Stock has notified the Company that he intends to present the following proposal at the Annual Meeting:

  RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT:

  The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

  The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

  The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

  A classified board might also be seen as an impediment to a potential takeover of the company's stock at a premium price. With the inability to replace a majority of the board at one annual meeting, an outside suitor might be reluctant to make an offer in the first place.

  I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change. I urge your support, vote for this resolution.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE FOREGOING STOCKHOLDER PROPOSAL

  At both the 1995 and 1996 Annual Meetings similar resolutions were introduced and were rejected by the stockholders.

  The stockholders of the Company approved the current classified board in 1988. At its 1988 Annual Meeting, stockholders representing 85% of the shares of Common Stock voting at the meeting approved the reorganization of the Company and the Company became a Delaware corporation with a classified Board of Directors. The stockholders approved the reorganization after consideration of the recommendations and reasons presented by the Board of Directors, including its belief that a classified board provides the board a greater likelihood of continuity and experience.

  Since 1988 when the Company's classified Board was established, there has been ample opportunity for the stockholders to express their dissatisfaction with any one or more of the Company's Directors and no such dissatisfaction has been evidenced. Indeed, the Directors of ZERO Corporation standing for re-election since that date have been overwhelmingly re-elected at each annual meeting. With respect to potential takeovers of the Company at a premium price, the Board of Directors has a fiduciary duty to consider such offers and to make recommendations in the best interests of all stockholders. On the other hand, in a situation where the entire board is elected annually, it would be entirely possible for a corporate raider to obtain a significant position in the Company's common stock through market accumulations or otherwise and elect a bare majority of the Board, thereby taking control of the Company without ever paying a premium to the Company's stockholders for obtaining such control. A classified board makes such a maneuver more difficult.

  Greater continuity on the Company's Board of Directors assures that the majority of directors at any given time will have experience with its operations and business affairs. The Board of Directors continues to believe that this permits more effective long-term strategic planning. A classified board also helps ZERO to attract and retain well-qualified individuals who are able to commit the time and resources to understand the Company and its operations. Continuity and quality of leadership resulting from the classified board create long-term value for the stockholders.

  A classified board also reduces the possibility of a sudden change in majority control of the Board of Directors. In the event of a hostile takeover attempt, arm's length discussions with management and the board would be more likely due to the fact that a majority of directors have terms of more than one year. The board along with management would then be in a position to negotiate the most favorable transaction for the stockholders of the Company.

  The Board of Directors continues to believe that a classified board will benefit the Company and its stockholders by permitting all stockholders to rely on the consistency and continuity of corporate policy. At the same time, annual elections, in which one of three classes of the Board of Directors is elected each year, assures stockholders an opportunity to renew and reinvigorate corporate decision-making while maintaining the basic integrity of corporate policy year to year for the benefit of all who rely on it.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ABOVE PROPOSAL

                                 OTHER MATTERS

  A representative of Deloitte & Touche LLP, the firm of independent accountants who audited the financial statements of the Company for the fiscal year ended March 31, 1997, will attend the Annual Meeting. The representative will be provided the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions. The Company has selected Deloitte & Touche LLP as the Company's principal independent public accountants for the fiscal year ending March 31, 1998.

  The management of the Company does not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the holders of the proxies will vote thereon in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

  Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received at the executive offices of ZERO Corporation at 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922, addressed to the attention of the Corporate Secretary, by February 27, 1998, for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 ANNUAL REPORT

  The Company's 1997 Annual Report, which includes financial statements, is being mailed to stockholders concurrently herewith.

                          ANNUAL REPORT ON FORM 10-K

  Upon written request the Company will provide to any stockholder solicited hereby (without charge) a copy of its 1997 Annual Report on Form 10-K filed with the Securities and Exchange Commission. Requests should be directed to Anita J. Cutchall, Corporate Secretary, ZERO Corporation, 444 South Flower Street, Suite 2100, Los Angeles, California 90071-2922. Internet World Wide Web users can request information on the Company through the following universal resource: http://www.zerocorp.com

                                          Howard W. Hill, Chairman of the
                                           Board
                                          Anita J. Cutchall, Corporate
                                           Secretary

June 27, 1997

                         [LOGO OF RECYLED PAPER PRINT]

                                ZERO CORPORATION

                             1994 STOCK OPTION PLAN


SECTION 1. PURPOSE OF PLAN

     The purpose of this 1994 Stock Option Plan (this "Plan") of ZERO Corporation, a Delaware corporation (the "Company"), is to enable the Company and its divisions and subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company to attract, retain and motivate its nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of such directors in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee of the Company or any of its divisions or subsidiaries (an "Employee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder. Any director of the Company who is not an Employee (a "Nonemployee Director") shall automatically receive Nonemployee Director Options (as hereinafter defined) pursuant to Section 4 hereof, but shall not otherwise participate in this Plan.

SECTION 3. AWARDS

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into arrangements with eligible Employees providing for options to purchase, or stock appreciation rights ("Stock Appreciation Rights") relating to, shares of common stock, par value $.01 per share, of the Company ("Common Shares"). The entering into of any such arrangement is referred to herein as the "grant" of an "Award." Awards shall contain such terms and conditions not inconsistent with the provisions of this Plan as the Committee shall deem appropriate.

     (b) Each Stock Appreciation Right shall relate to a specific stock option granted under this Plan, and shall provide for the conditional right to surrender all or part of an unexercised related option and to receive payment of an amount equal to the excess of the fair market value of the underlying shares on the date of surrender over the option exercise price. Such payment may be made, in the sole discretion of the Committee, in shares of stock valued at their fair market value on the date of surrender of the option or in cash, or partly in shares and partly in cash. The exercise of a Stock Appreciation Right and the manner of payment shall be in the sole discretion of the Committee and any Stock Appreciation Right shall be subject to the condition that the

Committee may at any time in its absolute discretion not allow the exercise of a Stock Appreciation Right and instead require that the optionee exercise any option granted under this Plan as if there were no Stock Appreciation Rights with respect to such option. The Committee may further impose such conditions on the exercise of Stock Appreciation Rights as may be required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A Stock Appreciation Right granted hereunder shall be exercisable at such time or times and only to the extent that the related stock option is exercisable, will not be transferable except to the extent that such related stock option is transferable and shall expire no later than the expiration of the related stock option.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

               (A) the delivery of previously owned shares of capital stock of the Company (including the delivery of a small number of the shares subject to the Award to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property, or

               (B) a reduction in the amount of Common Shares otherwise issuable pursuant to such Award;

          (ii) subject to Section 3(e), a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in
     Section 8 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

     (e) Each Award that is subject to vesting shall provide that if the recipient thereof shall cease to be an Employee within one year after a Change of Control as a result of such recipient terminating or being terminated other than for Cause, such recipient's Award shall become fully vested as of the date on which such recipient ceases to be an Employee. A "Change of Control" shall mean the first to occur of the following:

          (i) the date upon which the directors of the Company who were nominated by the Board of Directors of the Company (the "Board") for election as directors cease to constitute a majority of the directors of the Company;

          (ii) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation contemplated by Section 4(h)(ii) or the sole purpose of which is to change the Company's domicile solely within the United States) (1) as a result of which the outstanding securities of the class then subject to such Award are exchanged for or converted into cash, property and/or securities not issued by the Company and (2) the terms of which provide that such Award shall continue in effect thereafter; or

          (iii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 25% of the voting power of the Company (a "25% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (iii), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity if the transaction that resulted in such person or entity becoming a 25% Stockholder was approved in advance by the Board.

"Cause" shall mean the Award recipient's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Certificate of Incorporation or Bylaws of the Company or applicable law, (C) breach of his or her fiduciary duty involving personal profit, or (D) neglect of his or her duties that has a material adverse effect on the Company.

     (f) Notwithstanding any other provision of this Plan, no Employee shall be granted options during any one calendar year for in excess of 50,000 shares of Common Stock, subject to adjustment pursuant to Section 8 hereof.

SECTION 4. NONEMPLOYEE DIRECTOR OPTIONS

     (a) Each year, on the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected (the "Date of Grant"), each Nonemployee Director shall automatically be granted an option (a "Nonemployee Director Option") to purchase 2,000 Common Shares. In addition, each person who becomes a Nonemployee Director after a Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director (the "New Director Date"), a Nonemployee Director Option to purchase a number of Common Shares, rounded to the nearest whole share, equal to
(i) 2,000 minus (ii) 2,000 multiplied by the quotient of (x) the number of days from (1) the Date of Grant immediately preceding the New Director Date to (2) the New Director Date divided by (y) 365 days. Each person who becomes a Nonemployee Director after the Effective Date (as defined in Section 10 below) of this Plan but prior to the first Date of Grant shall automatically be granted, upon the date he or she becomes a Nonemployee Director, a Nonemployee Director Option to purchase 500 Common Shares.

     (b) If, on any date upon which Nonemployee Director Options are to be automatically granted pursuant to this Section 4, the number of Common Shares remaining available for option under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Common Shares specified in this Section 4, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Common Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

     (c) Subject to Section 4(h) and Section 4(i) hereof, each Nonemployee Director Option granted under this Plan shall not be exercisable until the first anniversary of the Date of Grant of such Nonemployee Director Option and thereafter shall become exercisable to purchase:

          (i) 33 1/3% of the Common Shares subject thereto (rounded to the nearest whole share) as of the first anniversary of the Date of Grant of such Nonemployee Director Option;

          (ii) 66 2/3% of such Common Shares (rounded to the nearest whole share) as of the second anniversary of such Date of Grant, and

          (iii) 100% of such Common Shares as of the third anniversary of such Grant Date;

provided, however, that (1) if the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability prior to the second anniversary of such Date of Grant, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares (rounded to the nearest whole share) as of the date that such optionee ceases to be a Nonemployee Director and such Nonemployee Director Option shall terminate with respect to the balance of such Common Shares, or (2) if the optionee ceases to be a Nonemployee Director as a result of not standing for re-election because of the policies of the Board relating to age, such Nonemployee Director Option shall become exercisable to purchase 100% of such Common Shares as of the date on which such optionee ceases to be a Nonemployee Director.

     (d) Each Nonemployee Director Option granted under this Plan shall expire upon the first to occur of the following:

          (i) The first anniversary of the date upon which the optionee shall cease to be a Nonemployee Director as a result of death or permanent disability;

          (ii) The 90th day after the date upon which the optionee shall cease to be a Nonemployee Director for any reason other than death or permanent disability; or,

          (iii) The eighth anniversary of the Date of Grant of such Nonemployee Director Option.

     (e) Each Nonemployee Director Option shall have an exercise price equal to the aggregate Fair Market Value on the Date of Grant of such option of the Common Shares but in no event less than the aggregate par value of such Common Shares on such date.

     (f) Payment of the exercise price of any Nonemployee Director Option granted under this Plan and the optionee's tax withholding obligation, if any, with respect to such Nonemployee Stock Option shall be made in full in cash concurrently with the exercise of such Nonemployee Director Option; provided, however, that the payment of such exercise price and/or tax withholding may instead be made, in whole or in part, by any one or more of the following:

          (i) the delivery of previously owned shares of capital stock of the Company (including the delivery of a small number of the shares subject to the Nonemployee Director Option to be used automatically, in a series of simultaneous transactions, to pay the exercise price for a larger number of additional shares) or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property;

          (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Nonemployee Director Option; or

          (iii) the delivery, concurrently with such exercise and in accordance with Section 220.3(e)(4) of Regulation T promulgated under the Exchange Act, of a properly executed exercise notice for such Nonemployee Director Option and irrevocable instructions to a broker promptly to deliver to the Company a specified dollar amount of the proceeds of a sale of the Common Shares issuable upon exercise of such Nonemployee Director Option.

     (g) The "Fair Market Value" of a Common Share or other security on any date (the "Determination Date") shall be equal to the closing price per Common Share or unit of such other security on the business day immediately preceding the Determination Date, as reported in The Wall Street Journal, Western Edition, or, if no closing price was so reported for such immediately preceding business day, the closing price for the next preceding business day for which a closing price was so reported, or, if no closing price was so reported for any of the 30 business days immediately preceding the Determination Date, the average of the high bid and low asked prices per Common Share or unit of such other security on the business day immediately preceding the Determination Date in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if the Common Shares or such other security were not quoted by any such organization on such immediately preceding business day, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in the Common Shares or such other security selected by the Board.

     (h) All outstanding Nonemployee Director Options theretofore granted under this Plan and not otherwise terminated or expired shall become fully exercisable immediately prior to, and shall terminate upon the first to occur of the following:

          (i) the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class then subject to such outstanding Nonemployee Director Options are exchanged for or converted into cash, property and/or securities not issued by the Company, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the stockholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that such Nonemployee Director Options shall continue in effect thereafter and shall be exercisable to acquire the number and type of securities or other consideration to which the Nonemployee Directors would have been entitled had they exercised such Nonemployee Director Options immediately prior to such reorganization, merger or consolidation; or

          (iii) the sale of substantially all of the property and assets of the Company.

     (i) If the optionee shall cease to be a Nonemployee Director within one year after a Change of Control as a result of such optionee not being nominated for re-election or such optionee being removed from the Board other than for Cause, such optionee's Nonemployee Director Option shall become exercisable to purchase 100% of the Common Shares subject thereto as of the date on which such optionee ceases to be a Nonemployee Director.

     (j) Each Nonemployee Director Option shall be nontransferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative.

     (k) Nonemployee Director Options are not intended to qualify as Incentive Stock Options.

SECTION 5. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

     (b) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 750,000, subject to adjustment as provided in Section 8 hereof.

     (c) For purposes of Section 5(b) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards and Nonemployee Director Options granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards and Nonemployee Director Options granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards and Nonemployee Director Options granted under this Plan prior to such time.

SECTION 6. DURATION OF PLAN

     Neither Awards nor Nonemployee Director Options shall be granted under this Plan after April 22, 2004. Although Common Shares may be issued after April 22, 2004 pursuant to Awards and Nonemployee Director Options granted prior to such date, no Common Shares shall be issued under this Plan after April 22, 2014.

SECTION 7. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by a committee of the Board (the "Committee") consisting of two or more directors, each of whom is (i) a "disinterested person" (as such term is defined in Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time) and (ii) an "outside" director for purposes of the proposed regulations under Section 162(m) of the Internal Revenue Code (and any final regulations that may be adopted under Section 162(m)) as the same may be amended from time to time.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Employees and to which of such Employees, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Employees and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine the terms and conditions of the Nonemployee Director Options that are automatically granted hereunder, other than the terms and conditions specified in Section 4 hereof;

          (v) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and

          (vi) interpret and construe this Plan and the terms and conditions of all Awards and Nonemployee Director Options granted hereunder.

SECTION 8. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options theretofore granted under this Plan, (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards and Nonemployee Director Options thereafter granted under this Plan, and (c) the maximum number of Common Shares for which options may be granted during any one calendar year.

SECTION 9. AMENDMENT AND TERMINATION OF PLAN

     The Board may amend or terminate this Plan at any time and in any manner, subject to the following limitations:

     (a) no such amendment or termination shall deprive the recipient of any Award or Nonemployee Director Option theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and

     (b) Section 4 hereof shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 10.    EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of April 22, 1994 (the "Effective Date"), the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

                                 Amendment No.1
                                       to
                                ZERO Corporation
                             1994 Stock Option Plan



     This Amendment No. 1 to ZERO Corporation 1994 Stock Option Plan (this "Amendment") is effective as of July 24, 1996.

     WHEREAS, on July 24, 1996 the Board of Directors of ZERO Corporation, a Delaware corporation, adopted and approved an amendment to the ZERO Corporation 1994 Stock Option Plan (the "Plan"), as set forth herein.

     NOW, THEREFORE, the Plan is amended and modified as follows:

     1.  Section 11 is added and reads in its entirety as follows:

     SECTION 11.  VESTING UPON DEATH, PERMANENT DISABILITY OR
                  RETIREMENT OF EMPLOYEES.

          Notwithstanding any provision to the contrary in this Plan or in any grant of an Award hereunder, the provisions set forth in this section shall govern the time at which Awards granted hereunder to Employees shall become exercisable ("vest") in the event of death, Permanent Disability (as hereinafter defined) or Retirement (as hereinafter defined).

          (a) If an Employee ceases to be employed by the Company by reason of such Employee's death or Permanent Disability, then

               (i) all Awards granted hereunder to such Employee that have not vested shall fully vest as of the date of such Employee's death or Permanent Disability, and

               (ii) the Awards granted to such Employee shall terminate upon the earlier of the applicable date of expiration of such Awards, or the first anniversary of the date of such Employee's death or Permanent Disability. "Permanent Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An Employee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that an Employee does or does not have a Permanent Disability shall be final and binding upon the Company and such Employee.

          (b) If an employee ceases to be employed by the Company by reason of such employee's retirement at age 55 or older (referred to as "Retirement"), then

               (i) all Awards granted hereunder to such employee that have not vested shall continue to vest at such time and in such manner as originally set forth in the agreement pertaining to the Award, until and including the day immediately preceding the first anniversary of the date of such employee's Retirement, and

               (ii) the Awards granted to such employee, whether or not vested, shall terminate upon the earlier of the applicable date of expiration of such Awards, or the first anniversary of the date of such employee's Retirement.

          2. Except as hereby amended, the Plan remains unmodified and in full force and effect.

          (TO BE APPROVED AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS)


                                Amendment No. 2
                                       to
                                ZERO Corporation
                             1994 Stock Option Plan



     This Amendment No. 2 to ZERO Corporation 1994 Stock Option Plan (this "Amendment") is effective as of July 23, 1997.

     WHEREAS, on April 25, 1997, the Board of Directors of ZERO Corporation, a Delaware corporation, adopted and approved an amendment to the ZERO Corporation 1994 Stock Option Plan, as amended by Amendment No. 1 dated July 24, 1996 (the "Plan"), as set forth herein.

     NOW, THEREFORE, the Plan is amended and modified as follows:

     1. Paragraphs (a) and (b) of Section 5 are amended to read in their entirety as follows:

     SECTION 5.  STOCK SUBJECT TO PLAN.

          (a) The aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan shall not exceed 1,250,000, subject to adjustment as provided in Section 8 hereof.

          (b) The agreegate number of Common Shares issued and issuable pursuant to all Awards (including Incentive Stock Options) and Nonemployee Director Options granted under this Plan shall not exceed 1,250,000, subject to adjustment as provided in Section 8 hereof.

          2. Except as hereby amended, the Plan remains unmodified and in full force and effect.

PROXY      (SOLICITED BY THE BOARD OF DIRECTORS OF ZERO CORPORATION)

                               ZERO CORPORATION

           ANNUAL MEETING OF STOCKHOLDERS, WEDNESDAY, JULY 23, 1997

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1997 Annual Meeting and, revoking all prior proxies, hereby appoints Wilford D. Godbold, Jr. and Howard W. Hill, or either one of them, with full power of substitution, as Proxies to vote all the shares of Common Stock owned or held by the undersigned at the Annual Meeting of Stockholders to be held at The Regal Biltmore Hotel, Gold Room, 506 South Grand Avenue, Los Angeles, California, on Wednesday, July 23, 1997, at 2:00 p.m. local time, or any adjournment or postponement thereof, upon the matters set forth below and upon such other business as may properly come before the meeting.

  Items 1 and 2 were proposed by ZERO Corporation. Item 3 was proposed by a stockholder of ZERO Corporation.

  THIS PROXY WHEN EXECUTED WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR ITEM 1, FOR ITEM 2, AGAINST
ITEM 3, AND IN THE DISCRETION OF THE PROXIES IN MATTERS DESCRIBED IN ITEM 4
BELOW.

      IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                        (CONTINUED ON THE REVERSE SIDE)

-------------------------------------------------------------------------------

                                                                    Please mark
                                                                [X]  your votes
                                                                      as this

The Board of Directors recommends a vote "FOR" Items 1 and 2

                                   FOR the nominees listed           WITHHOLD
                                   (except as marked to the          AUTHORITY
1.  ELECTION OF DIRECTORS             contrary below)
NOMINEES: JOHN B. GILBERT,
WILFORD D. GODBOLD, JR.,                    [_]                         [_]
HOWARD W. HILL


(INSTRUCTION: To withhold authority to vote for a nominee write the nominee's name in the space provided below.)

-------------------------------------------------------------------------------

2. Amendment to the 1994               FOR    AGAINST   ABSTAIN
Stock Option Plan increasing
the number of shares                   [_]      [_]       [_]
available for options by
500,000


The Board of Directors recommends a vote "AGAINST" Item 3


3. Declassification of the             FOR    AGAINST   ABSTAIN
Board of Directors
                                       [_]      [_]       [_]

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


Dated: __________________________________________________________________, 1997


-------------------------------------------------------------------------------
                                   Signature


-------------------------------------------------------------------------------
                                   Signature


This proxy should be dated, signed by the stockholder(s) as the name(s) appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE